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                              HALSEY DRUG CO., INC.

                             SUBSCRIPTION AGREEMENT


To:              Halsey Drug Co., Inc.
                 1827 Pacific Street
                 Brooklyn, New York 11233
                 Attention:  Rosendo Ferran,
                        President and CEO

                  1. The undersigned hereby subscribes for 50 Units, each Unit consisting of a 10% Convertible Subordinated Debenture in the principal amount of $10,000 (each a "Debenture") and 750 Redeemable Common Stock Purchase Warrants (the "Warrants") of Halsey Drug Co., Inc. (the "Company"), which Units are offered pursuant to the Company's Private Placement Memorandum, dated June 29, 1995 (the "Memorandum"). Each Unit is offered at a subscription price of $10,000, and the minimum subscription is one Unit per investor. The undersigned delivers herewith the full subscription price for the Units subscribed for herein.

                  The undersigned agrees that this subscription is and shall be irrevocable, but that it may be rejected, in whole or in part, by the Company, 0and that the obligations of the undersigned hereunder will terminate if this subscription is not accepted by the Company. The undersigned understands that the Company will notify him/it if this subscription has been rejected for any reason. If this subscription is rejected, the payment tendered by him/it will be returned to him/it forthwith, without interest or deduction. If this subscription is accepted by the Company, the amount of the payment tendered by him/it will be applied in accordance with the description set forth in the Memorandum.

                  2. The undersigned understands and agrees that an investment in the Units is not a liquid investment. In particular, the undersigned recognizes, acknowledges and agrees that:

                    (a)  The   undersigned   must  bear  the  economic  risk  of
investment in the Units for an indefinite period of time, since neither the Units, the Debentures nor the Warrants have been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws ("State Acts"), and, therefore, cannot be transferred or sold unless either they are subsequently registered under the Act and applicable State Acts, or an exemption from registration is available and a favorable opinion of counsel to that effect is obtained.






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                    (b) The  undersigned  will only have those limited rights to register the Common Stock underlying the Debentures and the Warrants under the Act and applicable State Acts as are provided in the Memorandum to which the undersigned and the Company hereby agree.

                    (c) There is presently no established public market for the Units, the Debentures or the Warrants and the holders of the Debentures and the Warrants have no registration rights with respect to such securities.

                  3. The undersigned represents to and agrees with the Company that:

                    (a) The undersigned and his/its purchaser representative(s), if any, have carefully reviewed and understand the risks of and other considerations relating to a purchase of the Units.

                    (b) The undersigned and his/its purchaser representative(s), if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all of their inquiries to the Company answered in full, and have been furnished all requested materials relating to the Company, the offering and sale of the Units and any other matter described in the Memorandum.

                    (c) Neither the undersigned nor his/its purchaser representative(s), if any, have been furnished any offering literature by the Company, the Placement Agent or any of their affiliates, associates or agents, other than the Memorandum and the exhibits and attachments thereto and the undersigned has not received or heard any print or electronic media advertising with respect to this Offering.

                    (d) The undersigned is acquiring the Units for which he/it hereby subscribes as principal for his/its own investment account, and not (1) with a view to the resale or distribution of all or any part thereof or (2) on behalf of another person who has not made the foregoing representation.

                    (e) The undersigned is an accredited investor, as defined in Rule 501(a) of Regulation D promulgated pursuant to the Act by virtue of the fact that (initial applicable choices):

                  __X___ (i) The undersigned had individual income (exclusive of any income attributable to spouse) of more than $200,000 in each of the most recent two years or joint income with the undersigned's spouse in excess of



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                  $300,000 in each of such years and reasonably  expects to have income of at least the same level for the current year.

                  __X___ (ii) The undersigned has an individual net worth, or a combined net worth with the undersigned's spouse, in excess of $1,000,000. For purposes of this Subscription Agreement, "individual net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.

                  ______ (iii) The undersigned is a director or executive officer of the Company.

                  Accredited  partnership,  corporation,  trust or other  entity
                  investors   must  initial  at  least  one  of  the   following
                  statements.

                  ______ (iv) The undersigned is a bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

                  ______ (v) The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.





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                  ______ (vi) The  undersigned is an  organization  described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed of the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

                  ______ (vii) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

                  ______ (viii) All of the equity owners of the undersigned qualify as accredited investors under one of the statements set forth above.

                    (f) The undersigned has evaluated the risks of investing in the Company and has substantial experience in making investment decisions of this type or is relying on his professional advisors or purchaser representative(s), if applicable, in making this investment decision.

                    (g) The undersigned understands the fundamental aspects of and risks involved in an investment in the Company, including (1) the speculative nature of the investment, (2) the financial hazards involved, including the risk of losing the entire investment, (3) the lack of liquidity and the restrictions on transferability of the Units, (4) the business of the Company, (5) the limited registration rights regarding the Common Stock underlying the Debentures and the Warrants, and (6) the fact that the Company has a recent history of losses, limited capital resources and will require additional financing within the next 12 months.

                    (h) The address set forth on the Subscription Agreement Signature Page hereof is the undersigned's true and correct principal address, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

                    (i) The undersigned, if a corporation, partnership, trust or other form of business entity, (1) is authorized and otherwise duly qualified to purchase and hold the Units, (2) has its principal place of business at its residence address set forth on the Subscription Agreement Signature Page hereof,
(3) has not been formed for the specific purpose of acquiring the Units, and (4) has submitted and executed all documents required pursuant to the Certificate for Corporate, Partnership, Trust and Joint Purchasers and Special Subscription Instructions. The person executing this Subscription Agreement and all other documents related to the offering hereby represents that he is duly authorized to execute all such documents on behalf of the entity. IF THE UNDERSIGNED IS ONE OF THE AFOREMENTIONED ENTITIES, IT HEREBY



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AGREES TO SUPPLY ANY ADDITIONAL WRITTEN  INFORMATION THAT MAY BE REQUIRED BY THE
COMPANY.




                    (j) All of the information that the undersigned has heretofore furnished to the Company, or that is set forth herein with respect to himself/itself, his/its financial position, and his/its business and investment experience, is correct and complete as of the date hereof, and, if there should be any material change in such information prior to the closing of the sale of the Units, the undersigned will immediately furnish the revised or corrected information to the Company.

                    (k) The undersigned agrees to be bound by all of the terms and conditions of the offering made by the Memorandum and the exhibits thereto.

                    (l) No person other than the undersigned will have a direct or indirect interest in the Units subscribed for hereby.

                    (m) The undersigned consents to the placement of a legend on any certificate or other document evidencing the Debentures and the Warrants as well as the Common Stock issuable upon conversion of the Debentures and the Warrants stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. The undersigned is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities.

                    (n) The undersigned understands that the Company will review this Subscription Agreement and is hereby given authority by the undersigned to call his/its bank or place of employment or otherwise review the financial standing of the undersigned; and it is further agreed that the Company reserves the unrestricted right to reject or limit in whole or in part any subscription and to close the offer at any time.

                    (o) Wisconsin Residents. In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy of this document. Any representation to the contrary is a criminal offense.

These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the securities act of 1933, as amended, and the applicable state



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securities  laws,  pursuant to  registration or exemption  therefrom.  Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time.

                    (p) Connecticut Residents. The undersigned acknowledges that the Units and the Component securities have not been registered under the Connecticut Uniform Securities Act, as amended (the "Connecticut Act") and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that such securities will not be transferred or sold without registration under the Connecticut Act or exemption therefrom.

                    (q) Colorado Residents. The undersigned acknowledges that the Units and the component securities have not been registered under the Colorado Securities Act (the "Colorado Act"), and therefore cannot be sold or transferred by the investor except in a transaction which is exempt under the Colorado Act or pursuant to an effective registration thereunder.

                    (r) Florida Residents. As described in the introductory pages of the Memorandum, Florida investors have, under certain circumstances, a right of recision pursuant to Section 517.061(11)(a)(5) of the Florida Securities and Investor Protection Act.

                    (s) Massachusetts Residents. The undersigned acknowledges that the Units and the component securities have not been registered under the Securities Act of 1933, as amended, or the Massachusetts Uniform Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the offering. Such securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or the Massachusetts Securities Act, if such registration is required. Commonwealth accredited investors who are natural persons, shall not invest more than 25% of the purchaser's net worth (excluding principal residence and its furnishings). The purchaser's net worth shall include the net worth of his or her spouse.

                    (t) New Jersey Residents. The undersigned acknowledges that the Units and the component securities offered hereby have not been approved or disapproved by the Bureau of Securities of the State of New Jersey nor has the Bureau passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                    (u) New York Residents. Each New York purchaser of the Units understands that this offering of Units of the Company has not been reviewed by the attorney general of the State of New York. The undersigned understands that any offering literature used in connection with this offering has not been pre-filed with the attorney general and has not been reviewed by the attorney general prior to its use. The attorney general of the state of New York



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has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The Units are being purchased for the undersigned's own account for investment, and not for distribution or resale to others. The undersigned agrees that he will not sell or otherwise transfer the Units or the component securities unless they are registered under the federal Securities Act of 1933 or unless an exemption from such registration is available. The undersigned represents that he has adequate means of providing for his current needs and possible personal contingencies, and that he has no need for liquidity of this investment.

                    (v) Pennsylvania Residents. The undersigned hereby acknowledges that the Company is relying upon the exemption from registration of Units set forth in Section 203(d) of the Pennsylvania Securities Act of 1972, as amended (the "Pennsylvania Act") in connection with the sale of the Units to the undersigned. In accordance with the requirements of Section 203(d) of the Pennsylvania Act, the undersigned hereby agrees not to sell his Units (or the underlying securities) within twelve (12) months from the date of purchase, unless such Units, (or the underlying securities) are registered under the Act and the Pennsylvania Act. Additionally, the undersigned is aware of the right of withdrawal under Section 207(m) of the Pennsylvania Act described in the cover pages of the Memorandum.

                    (w) Texas Residents. The undersigned hereby acknowledges that the Units and the component securities cannot be sold unless they are subsequently registered under the Securities Act of 1933, as amended, and the Texas Securities Act, or an exemption from registration is available. The undersigned further acknowledges that because such securities are not readily transferable, he must bear the economic risk of his investment for an indefinite period of time.

                  4. The Terms of Subscription.

                    (a) The subscription will begin as of the date of the Memorandum and will terminate at 11:59 p.m. eastern time on August 31, 1995 unless extended by the Company to September 30, 1995 (the "Termination Date"). The Units will be offered on a "best efforts" basis; no minimum number of Units will be required to be sold in the offering. The Company reserves the right in its discretion, to offer and sell Units in excess of the maximum.

                    (b) Pending receipt and acceptance by the Company of all subscription documents and payment (collected funds) for the Debentures, all funds hereunder shall be held by Weiss, Peck & Greer of New York, New York, as escrow agent, in a trust account. Upon such receipt and acceptance, the Company shall, with reasonable promptness, issue and mail Units so purchased to investors. The Company will continue this procedure if, as and when additional Units are purchased, until the earlier of (i) the Termination Date or (ii) the purchase of the maximum number of Units offered. The Company reserves the right to sell Units in excess of the maximum



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offered.  No minimum  number of Units  must be sold for the  Company to accept a subscription under this offering.

                  5. The foregoing representations are true and accurate as of the date hereof, shall be true and accurate as of the date of the closing of this offering, and shall survive such closing. If, in any respect, such representations shall not be true and accurate prior to or upon the closing of this offering, the undersigned shall give written notice of such fact to the Company, specifying which representations are not true and accurate and the reasons therefor, with a copy to his/its purchaser representative(s), if any.

                 6. The undersigned agrees to indemnify and hold harmless the Company, the Placement Agent, their affiliate and respective legal counsel, and each of the officers, directors, partners and shareholders of each, from and against any loss, damage or liability due to or arising out of a breach of any of the foregoing representations.

                 7. If the undersigned is more than one person or entity, the obligations of the undersigned shall be joint and several and the representations and the indemnification obligation herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successor and assigns.

                  8. This subscription is not transferable or assignable by the undersigned.

                  9. This subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

                  10.  This   Subscription   Agreement  shall  be  construed  in
accordance with and governed by the laws of the State of New York, without giving effect to conflict of laws principles.









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                              HALSEY DRUG CO., INC.


                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

                 The undersigned hereby subscribes for the number of Units set forth below as described in the Private Placement Memorandum, dated June 29, 1995 issued by Halsey Drug Co., Inc., a corporation organized under the laws of the State of New York. The entire Subscription Agreement, of which this is the Signature Page, is provided as Exhibit B to the Memorandum.

                    1.   Dated: July 13, 1995

                    2.   Number of Units:  50

                    3.   Subscription   Price   ($10,000   per   Unit,   minimum
                         Subscription, one (1) Unit): $500,000


William W. Priest
Name of Person/Entity Subscribing


/s/ William W. Priest                         ###-##-####
Signature of Subscriber                       Taxpayer Identification or
(and title, if applicable)                    Social Security Number



- ------------------------------                ---------------------------------
Signature of Joint Purchaser                  Taxpayer Identification or
(if any)                                      Social Security Number

Name and Residence Address                    Mailing Address, if Different
(Not Post Office Address)                     from Residence Address:



William W. Priest                             ---------------------------------
Name (please print)                           Name (please print)


2 E. 70th Street                              ---------------------------------
Number of Street                              Number and Street


New York, New York  10021                     ---------------------------------
City      State     Zip Code                  City      State     Zip Code




Subscription for 50 Units accepted as of July 13, 1995.



                              HALSEY DRUG CO., INC.


                              By:  /s/ Rosendo Ferran
                                 Name:   Rosendo Ferran
                                 Title:  President and Chief Executive Officer